Exhibit 99.1
                                  ------------


                                  NEWS RELEASE

For Immediate Release                     Contact: Howard Kaminsky, Exec. VP-CFO
                                                   (818) 949-5386


           SPORT CHALET REPORTS THIRD QUARTER NET INCOME INCREASED 18%

Los Angeles, California - (February 2, 2004) - Sport Chalet, Inc. (Nasdaq: SPCH) announced results for its third quarter ended December 31, 2003. Sales for the period increased from $72.3 million last year to $79.7 million this year, a 10.3% increase. The increase is the result of opening five new stores since November 2002, as well as a same store sales increase of 2.9%. Gross profit margin increased from 31.3% for the quarter ended December 31, 2002 to 32.6% for the same period this year, as improving inventory purchase controls allowed management to reduce low margin sales promotions. Selling, general and administrative expenses, as a percentage of sales, increased from 25.3% for the three months ended December 31, 2002, to 26.1% for the same period this year, primarily a result of an increase in reserves for workers' compensation claims required by changing historical trends for past claims. Increased sales at higher profit margins improved net income 18% from $2.6 million, or $0.38 per diluted share, in the third quarter last year to $3.1 million, or $0.44 per diluted share, for the same period this year.

During the nine months ended December 31, 2003, sales increased from $179.8 million last year to $194.8 million this year, an 8.4% increase. The increase is the result of opening five new stores since November 2002, as well as a same store sales increase of 1.7%. Gross profit margin increased from 29.6% for the nine months ended December 31, 2002, to 30.4% for the same period this year due to lower markdowns as a result of the Company's focus on improved inventory procurement and administration. Selling, general and administrative expenses, as a percentage of sales, increased from 25.7% for the nine months ended December 31, 2002, to 26.7% for the same period this year as a result of the write-off of undepreciated assets from two large-scale store remodels in the first quarter and an increase in reserves for workers' compensation claims. Net income increased from $4.1 million, or $0.59 per diluted share, for the nine months ended December 31, 2002, to $4.2 million, or $0.61 per diluted share, for the same period this year.

The Company plans on opening five new stores during 2004. The continued expansion into Northern California includes Roseville and Elk Grove in the Sacramento area, along with Pleasanton and Visalia. In addition the Company will open a store in the Santa Anita mall in the city of Arcadia within its Southern California market.

Commenting on the results, Craig Levra, Chairman and CEO said, "I'm proud of our employees who worked very hard to get three stores opened during November and December while maintaining the standards our customers have come to expect." Mr. Levra continued, "Our improvements in systems and logistics are beginning to pay off and with continued expansion we will further leverage these investments."

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods superstores in California and Southern Nevada. The Company offers over 40 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune up and repair throughout its 31 locations. The address for Sport Chalet's web site is www.sportchalet.com.
-------------------


                                     -more-



Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in Company's specific market areas, inflation, the challenge of implementing the Company's expansion plans in Northern California, changes in costs of goods and services, the weather, and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                                     -more-





                                                    SPORT CHALET, INC.

                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (UNAUDITED)
                                                                Three months ended                      Nine Months Ended
                                                                    December 31,                           December 31,
                                              ----------------------------------------- -------------------------------------
                                                2003                     2002                  2003                 2002
                                              -----------------  ---------------------- -------------------  ----------------
Net sales                                     $ 79,704,678            $ 72,271,486        $194,832,656          $179,803,490
Cost of goods sold, buying and
      occupancy                                 53,743,477              49,627,384         135,585,117           126,592,231
                                              ------------            ------------        ------------          ------------
Gross profit                                    25,961,201              22,644,102          59,247,539            53,211,259
Selling, general and administrative
      expenses                                  20,807,415              18,292,489          52,109,629            46,232,790
                                              ------------            ------------        ------------          ------------
Income from operations                           5,153,786               4,351,613           7,137,910             6,978,469
Interest expense                                    72,314                 147,858             162,070               272,385
                                              ------------            ------------        ------------          ------------
Income before taxes                              5,081,472               4,203,755           6,975,840             6,706,084
Income tax provision                             1,997,000               1,598,000           2,757,000             2,599,000
                                              ------------            ------------        ------------          ------------
Net income                                    $  3,084,472            $  2,605,755        $  4,218,840          $  4,107,084
                                              ============            ============        ============          ============

Earnings per share:
             Basic                            $       0.46            $       0.39        $       0.64          $       0.62
                                              ------------            ------------        ------------          ------------
             Diluted                          $       0.44            $       0.38        $       0.61          $       0.59
                                              ------------            ------------        ------------          ------------

Weighted average number of
        common shares outstanding:
             Basic                               6,650,801               6,618,334           6,635,730             6,613,315
                                              ============            ============        ============          ============
             Diluted                             7,028,838               6,910,809           6,960,235             6,952,949
                                              ============            ============        ============          ============






                                                       SPORT CHALET, INC.

                                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                            December 31,               March 31,
                                                                                2003                     2003
                                                                        -------------------       ------------------
                                                                            (Unaudited)
Assets
Current assets:
      Cash                                                               $    4,879,670             $  4,230,003
      Accounts receivable, less allowance of $25,000                          1,451,681                1,090,519
      Merchandise inventories                                                70,898,747               50,886,630
      Prepaid expenses and other current assets                               2,599,595                2,038,588
      Refundable income taxes                                                         -                   58,990
      Deferred income taxes                                                   1,903,691                1,325,249
                                                                         --------------             ------------
                  Total current assets                                       81,733,384               59,629,979
Furniture, equipment and leasehold improvements-net                          28,952,722               27,095,314
Deferred income taxes                                                            34,089                   66,281
Other assets                                                                    102,799                  109,905
                                                                         --------------             ------------
                  Total assets                                           $  110,822,994             $ 86,901,479
                                                                         ==============             ============

Liabilities and stockholders' equity
Current liabilities:
      Bank overdraft                                                     $            -             $  5,764,355
      Accounts payable                                                       22,616,829                9,353,444
      Salaries and wages payable                                              4,393,700                2,191,335
      Income taxes payable                                                    2,334,309                        -
      Other accrued expenses                                                 12,098,769                5,041,753
                                                                         --------------             ------------
                  Total current liabilities                                  41,443,607               22,350,887

Deferred rent                                                                 5,690,503                5,276,696
Stockholders' equity
      Preferred stock, $.01 par value:
                  Authorized shares - 2,000,000
                  Issued and outstanding shares - none                                -                        -
      Common stock, $.01 par value:
                  Authorized shares - 15,000,000
                  Issued and outstanding shares - 6,658,534
                  at December 31, 2003 and 6,628,334
                  at March 31, 2003                                              66,585                   66,283
      Additional paid-in capital                                             22,317,215               22,121,369
      Retained earnings                                                      41,305,084               37,086,244
                                                                         --------------             ------------
      Total stockholders' equity                                             63,688,884               59,273,896
                                                                         --------------             ------------
                  Total liabilities and stockholders' equity             $  110,822,994             $ 86,901,479
                                                                         ==============             ============


                                      -end-